                                                                     EXHIBIT 8.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                 April 23, 1999

Genesis Microchip, Incorporated
200 Town Center Blvd.
Markham, Ontario L3R 8G5
Canada

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with the Form S-4 Registration Statement filed with the Securities and Exchange Commission (which contains a Joint Proxy Statement/Prospectus) (the "Registration Statement") filed pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated January 22, 1999, among Genesis Microchip, Incorporated, a Nova Scotia company ("Genesis"), Rainbow Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Genesis ("Merger Sub"), and Paradise Electronics, Inc., a Delaware corporation ("Paradise").

        Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement.

        We have acted as counsel to Genesis and Merger Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

        1.      The Reorganization Agreement;

        2. The Form S-4 Registration Statement filed with the Securities and Exchange Commission on April 23, 1999 (which contains a Joint Proxy Statement/Prospectus);

        3. Those certain tax representation letters expected to be delivered to us by Genesis, Merger Sub, and Paradise containing certain representations of Genesis, Merger Sub, and Paradise (the "Tax Representation Letters"), attached here as Attachments A and B; and

        4. Such other instruments and documents related to the formation, organization and operation of Genesis, Merger Sub, and Paradise and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we

Genesis Microchip, Inc.
April 23, 1999
Page 2

                have deemed necessary or appropriate.


        In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

        a. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

        b. All representations, warranties and statements made or agreed to by Genesis, Merger Sub, and Paradise, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters, are true and accurate at all relevant times;

        c. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

        d. The Merger will be reported by Genesis, Merger Sub, and Paradise on their respective federal income tax returns in a manner consistent with the opinion set forth below;

        e. Any representation or statement made "to the best knowledge of" or similarly qualified is correct without such qualification; and

        f. The opinion dated April 23, 1999, rendered by Cooley Godward LLP to Paradise with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code has been delivered and not been withdrawn.

        Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Reorganization Agreement (and without any waiver, breach, or amendment of any of the provisions thereof) and the statements set forth in the Tax Representation Letters are true and correct as of the Effective Time, then, for U.S. federal income tax purposes, the Merger will be a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

        In addition, the disclosure entitled "The Merger and Related Transactions - Material Tax

Genesis Microchip, Inc.
April 23, 1999
Page 3


Considerations" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement, insofar as it relates to the statements of U.S. law and U.S. federal legal conclusions, constitutes our opinion as to the material United States federal income tax consequences of the Merger. We have not reviewed, and have no opinion regarding the discussion of the Canadian tax consequences of the merger or of holding Genesis common shares.

        This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax banks, tax-exempt organizations, non-United States persons, U.S. stockholders who own at least five percent of either the total voting power or the total value of the stock of Genesis immediately after the Merger, and stockholders who acquired their shares of Paradise stock pursuant to the exercise of options or otherwise as compensation).

        No opinion is expressed as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, covenants, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

        This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

Genesis Microchip, Inc.
April 23, 1999
Page 4


        This opinion is being delivered for the purposes of being included as an exhibit to the Registration Statement. We hereby consent to the use of our name under the headings "The Merger and Related Transactions - Material Tax Considerations" and "Legal Matters" in the Joint Proxy Statement/Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Wilson Sonsini Goodrich & Rosati
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                                                    ATTACHMENT A

                           OFFICER'S TAX CERTIFICATE

                             Genesis Microchip Inc.
                             200 Town Center Blvd.
                            Markham, Ontario L3R 8G5
                                     Canada

                                 April 29, 1999

Wilson Sonsini Goodrich & Rosati                                         Cooley Godward, LLP
650 Page Mill Road                                            One Maritime Plaza, 20th Floor
Palo Alto, California 94304                                     San Francisco, CA 94111-3580

     RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION (THE
         "REORGANIZATION AGREEMENT"), DATED JANUARY 22, 1999, AMONG GENESIS MICROCHIP INC., A NOVA SCOTIA COMPANY ("GENESIS"), RAINBOW ACQUISITION CORPORATION, A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF GENESIS ("MERGER SUB"), AND PARADISE ELECTRONICS, INC., A DELAWARE CORPORATION ("PARADISE"), AND THE RELATED AGREEMENT OF MERGER BETWEEN PARADISE AND MERGER SUB (THE "MERGER AGREEMENT").

         Ladies and Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement. The Reorganization Agreement and the Agreement of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

     After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Pursuant to the Merger, Merger Sub will merge with and into Paradise, and Paradise will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to Paradise pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Paradise immediately prior to the Merger will continue to be held by Paradise immediately after the Merger. For the purpose of determining the percentage of Paradise's and Merger Sub's net and gross assets held by Paradise immediately following the Merger, the following assets will be treated as property held by Merger Sub or Paradise, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by Paradise or Merger Sub (other than assets transferred from Merger Sub to Paradise in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Paradise, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Genesis regarding the Merger (the "Pre-Merger Period")); (ii) assets used by Paradise or Merger Sub to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of Paradise or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Genesis' principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     3. Prior to the Merger, Genesis will directly own shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of Merger Sub (such percentage ownership to be referred to hereinafter as "Control"). For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     4. In the Merger, shares of stock of Paradise representing Control of Paradise will be exchanged solely for shares of Genesis Common Stock. For purposes of this paragraph, shares of stock of Paradise exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of Paradise perfecting appraisal rights, if any, or in lieu of fractional shares of Genesis Common Stock) will be treated as shares of stock of Paradise outstanding on the date of the Merger but not exchanged for shares of Genesis Common Stock;

     5. Merger Sub was formed solely for the purposes of effecting the Merger and has conducted no business or other activities except in connection with the Merger;

     6. Genesis has no plan or intention to cause Paradise to issue additional shares of stock after the Merger, or take any other action, that would result in Genesis losing Control of Paradise;

     7. Other than the possible reacquisition of shares held in the Escrow Fund, Genesis has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

     8. Except for successive transfers of assets or stock acquired in the Merger to corporations Controlled in each transfer by Genesis, and subsequent transfers to corporations Controlled by Genesis-Controlled corporations, Genesis has no plan or intention to: (a) liquidate Paradise; (b) merge Paradise with or into another corporation including Genesis or its affiliates; (c) sell, distribute or otherwise dispose of the stock of Paradise, or cause Paradise to sell or otherwise dispose of the stock of Paradise; or (d) cause Paradise to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or in payment of expenses incurred by Paradise pursuant to the Merger;

     9. In the Merger, Merger Sub will have no liabilities assumed by Paradise and will not transfer to Paradise any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreements;

     10. Genesis will cause Paradise to either continue the historic business of Paradise or use a significant portion of its historic business assets in a business. For purposes of this representation, Genesis will be deemed to satisfy this requirement if (a) the members of Genesis' qualified group (defined to be one or more chains of corporations connected through stock ownership with Genesis, provided Genesis directly holds stock in an amount constituting Control of at least one other corporation in the chain, and the stock in each of the other corporations is directly owned in an amount constituting Control by one of the other corporations), in the aggregate, continue the historic business of Paradise or use a significant portion of Paradise's historic business assets in a business, or (b) the foregoing activities are undertaken by a partnership in which (i) the members of Genesis' qualified group, in the aggregate, own at least a thirty-three and one-third percent (33 1/3%) interest, or (ii) a member of the qualified group has active and substantial management functions as a partner with respect to the partnership business and the members of the qualified group, in the aggregate, own at least a twenty percent (20%) interest;

     11. During the past five (5) years, none of the outstanding shares of capital stock of Paradise, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Genesis or, to Genesis' knowledge, affiliates of Genesis;

     12. Neither Genesis nor Sub is, nor will be on the Effective Time of the Merger, an "investment company" -- i.e. a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment.

     13. Neither Genesis nor Sub is, nor will be on the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 case, or in a receivership, foreclosure, or similar proceeding in a federal or state court;

     14. Following the Merger, Genesis will comply with all necessary record-keeping and information filing requirements by filing as part of its return for the taxable year within which the Merger occurs a complete statement of all facts pertinent to the nonrecognition of gain or loss in connection with the Merger;

     15. No stockholder of Paradise is acting as agent for Genesis in connection with the Merger or the approval thereof; Genesis will not reimburse any stockholder of Paradise for any stock of Paradise such stockholder may have purchased or for other obligations such stockholder may have incurred;

     16. Neither Genesis nor any persons related to Genesis ("Genesis Related Persons"), will, in connection with the Merger, redeem, purchase or otherwise acquire ("Purchase") shares of Genesis Common Stock to be issued in the Merger, that would, in the aggregate, reduce the value of all of the outstanding Paradise Capital Stock as of the Effective Time, after giving effect to such Purchases, to a value of less than fifty percent (50%) of the value of all of the outstanding Paradise Capital Stock as of immediately prior to the Effective Time determined without regard to such Purchases. For purposes of this representation, shares of Paradise Capital Stock (i) with respect to which a Paradise stockholder receives consideration in the Merger other than Genesis Common Stock (including without limitation cash received in lieu of fractional shares of Genesis Common Stock), (ii) with respect to which a Purchase by Genesis or a Genesis Related Person occurs prior to or subsequent to, and in connection with the Merger, for consideration other than Genesis Common Stock,
(iii) with respect to which a Purchase by Paradise or a person related to Paradise occurs prior to and in connection with the Merger for consideration other than Genesis Common Stock or Paradise Capital Stock, or (iv) with respect to which Paradise made an extraordinary distribution prior to and in connection with the Merger, shall be considered shares of Paradise Capital Stock outstanding as of immediately prior to the Effective Time and with respect to which there is a Purchase. Further, for purposes of this representation, (i) repurchases in the ordinary course of business of unvested shares, if any, acquired from Paradise terminating employees, and repurchases in the open market pursuant to an ongoing stock repurchase program which was not created or modified in connection with the Merger, for which there is a reasonable business purpose, and (ii) the possible reacquisition of shares held in the Escrow Fund will be disregarded;

     17. The total fair market value of all consideration other than Genesis Common Stock received by stockholders of Paradise in the Merger (including, without limitation, cash paid to stockholders of Paradise perfecting appraisal rights) will be less than ten percent (10%) of the aggregate fair market value of stock of Paradise outstanding immediately prior to the Merger;

     18. The fair market value of the Genesis Common Stock received by each stockholder of Paradise will be approximately equal to the fair market value of the stock of Paradise surrendered in exchange therefor, and the aggregate consideration received by stockholders of Paradise in exchange for their stock of Paradise will be approximately equal to the fair market value of all of the outstanding shares of stock of Paradise immediately prior to the Merger;

     19. Except as set forth in Section 8.3 of the Reorganization Agreement, each of Merger Sub, Genesis, Paradise and each stockholder of Paradise will pay separately his, her or its own expenses relating to the Merger;

     20. There is no intercorporate indebtedness existing between Genesis and Paradise or between Merger Sub and Paradise that was issued, acquired, or will be settled at a discount as a result of the Merger, and Genesis will assume no liabilities of Paradise or any stockholder of Paradise in connection with the Merger;

     21. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations;

     22. None of the compensation received by any stockholder-employee of Paradise will be separate consideration for, or allocable to, any of their shares of stock of Paradise; none of the shares of Genesis Common Stock received by any stockholder-employee of Paradise will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employee of Paradise will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     23. The payment of cash in lieu of fractional shares of Genesis Common Stock is solely for the purpose of avoiding the expense and inconvenience to Genesis of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Paradise stockholders instead of issuing fractional shares of Genesis Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Paradise stockholders in exchange for their shares of Paradise Capital Stock. The fractional share interests of each Paradise stockholder will be aggregated, and no Paradise stockholder will receive cash in an amount equal to or greater than the value of one full share of Genesis Common Stock;

     24. With respect to each instance, if any, in which shares of stock of Paradise have been purchased by a stockholder of Genesis (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"), to the best knowledge of
Genesis: (i) the Stock Purchase was made by such Stockholder not as a representative of Genesis; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was not advanced, and will not be reimbursed, either directly or indirectly, by Genesis; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Genesis Paradise capital stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Genesis the Genesis Common Stock for which such shares of stock of Paradise will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

     25. Fifty percent (50%) or less of both the total voting power and the total value of the stock of Genesis will be received in the Merger, in the aggregate, by Paradise stockholders who are U.S. persons;

     26. Fifty percent (50%) or less of each of the total voting power and the total value of the stock of Genesis will be owned, in the aggregate, immediately after the Merger by U.S. persons that are either officers or directors of Paradise or that are stockholders of Paradise who own at least five percent (5%) of either the total voting power or total value of the stock of Paradise immediately prior to the Merger. For purposes of this representation, any stock of Genesis owned by U.S. persons immediately after the transfer will be taken into account, whether or not it was received in the Merger for stock of Paradise;

     27. Genesis (i) has been engaged in an active trade or business for the entire thirty-six (36) month period immediately before the Merger, (ii) will not now, or in the future, substantially dispose of or discontinue such trade or business. Also, the fair market value of Genesis is generally at least equal to the fair market value of Paradise;

     28. Genesis will cause Paradise to attach to its timely filed U.S. income tax return for the taxable year in which the transfer occurs a statement titled "Section 367(a) -- Reporting of Cross-Border Transfer Under Reg. Section 1.367(a)-3(c)(6)," signed under penalties of perjury by an officer of the corporation to the best of the officer's knowledge and belief;

     29. No stockholder of Paradise that is a "United States person" will own, directly or indirectly, five percent (5%) or more of either the total voting power or the total value of the outstanding capital stock of Genesis immediately after the Merger. For purposes of the preceding sentence, the term "United States person" includes any (A) citizen or resident of the U.S., (B) U.S. corporation or partnership, or (C) estate or trust other than a foreign estate or trust;

     30. The Escrow Fund is being established for good and valid business reasons;

     31. The Genesis Common Stock held in the Escrow Fund is issued and outstanding on the balance sheet of Genesis;

     32. Genesis is a corporation; and

     33. Genesis and Merger Sub are authorized to make all of the representations set forth herein.

     The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

     The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          GENESIS MICROCHIP INC.,
                                          a Nova Scotia company

                                          By:       /s/ PAUL M. RUSSO
                                          Title: Chairman and Chief Executive
                                          Officer

                                          RAINBOW ACQUISITION CORPORATION,
                                          a Delaware corporation

                                          By:       /s/ PAUL M. RUSSO
                                          Title: Chairman and Chief Executive
                                          Officer

                                                                    ATTACHMENT B

                           OFFICER'S TAX CERTIFICATE

                           PARADISE ELECTRONICS, INC.
                              1999 CONCOURSE DRIVE
                               SAN JOSE, CA 95131

                                 APRIL 29, 1999

Wilson Sonsini Goodrich & Rosati                                     Cooley Godward, LLP
650 Page Mill Road                                                   One Maritime Plaza, 20th Floor
Palo Alto, California 94304                                          San Francisco, CA 94111-3580

     RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION (THE
         "REORGANIZATION AGREEMENT"), DATED JANUARY 22, 1999, AMONG GENESIS MICROCHIP INC., A NOVA SCOTIA COMPANY ("GENESIS"), RAINBOW ACQUISITION CORPORATION, A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF GENESIS ("MERGER SUB"), AND PARADISE ELECTRONICS, INC., A DELAWARE CORPORATION ("PARADISE"), AND THE RELATED AGREEMENT OF MERGER BETWEEN PARADISE AND MERGER SUB (THE "MERGER AGREEMENT").

Ladies and Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement or the Merger Agreement. The Reorganization Agreement and the Merger Agreement, including exhibits and schedules attached thereto, are collectively referred to as the "Agreements."

     After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

     1. Pursuant to the Merger, Merger Sub will merge with and into Paradise, and Paradise will acquire all of the assets and liabilities of Merger Sub. Specifically, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Paradise immediately prior to the Merger will continue to be held by Paradise immediately after the Merger. For the purpose of determining the percentage of Paradise's net and gross assets held by Paradise immediately following the Merger, the following assets will be treated as property held by Paradise immediately prior but not subsequent to the Merger: (i) assets disposed of by Paradise prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Paradise, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Genesis regarding the Merger (the "Pre-Merger Period")); (ii) assets used by Paradise to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of Paradise or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

     2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, Paradise has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

     3. Paradise's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

     4. At the Effective Time of the Merger, Paradise will have no outstanding equity interests other than those disclosed in Section 2.2 of the Reorganization Agreement. At the Effective Time of the Merger, except as specified in the Reorganization Agreement, Paradise will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of Paradise capital stock or any other equity interest in Paradise (other than those disclosed in Section 2.2 of the Reorganization Agreement or the disclosure schedule with respect thereto) that, if exercised, could affect Genesis' acquisition or retention of the direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of Paradise (such percentage ownership to be referred to hereinafter as "Control"). For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

     5. In the Merger, shares of stock of Paradise representing Control of Paradise will be exchanged solely for shares of voting stock of Genesis. For purposes of this paragraph, shares of the stock of Paradise exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of Paradise perfecting appraisal rights, if any, or in lieu of fractional shares of Genesis Common Stock) will be treated as shares of stock of Paradise outstanding on the date of the Merger but not exchanged for shares of voting stock of Genesis;

     6. The total fair market value of all consideration other than shares of Genesis Common Stock received by stockholders of Paradise in the Merger (including, without limitation, cash paid to Paradise stockholders perfecting appraisal rights or in lieu of fractional shares of Genesis Common Stock) will be less than ten percent (10%) of the aggregate fair market value of shares of stock of Paradise outstanding immediately prior to the Merger;

     7. Paradise has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Genesis losing Control of Paradise;

     8. Except for successive transfers of assets or stock acquired in the Merger to corporations Controlled in each transfer by Genesis, to the best knowledge of Paradise, Genesis has no plan or intention to: (a) liquidate Paradise; (b) merge Paradise with or into another corporation, including Genesis or its affiliates; (c) sell or otherwise dispose of the stock of Paradise, or cause Paradise to sell or otherwise dispose of the stock of Paradise; or (d) cause Paradise to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or in payment of expenses incurred by Paradise pursuant to the Merger;

     9. Paradise intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

     10. The liabilities of Paradise have been incurred by Paradise in the ordinary course of its business;

     11. The fair market value of Paradise's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of Paradise plus the amount of liabilities, if any, to which such assets are subject;

     12. To the best knowledge of Paradise, Genesis does not own, nor has it owned during the past five (5) years, directly or indirectly, any shares of stock of Paradise or rights to acquire such stock;

     13. Paradise is not and will not be on the Effective Time of the Merger an "investment company" -- i.e. a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment;

     14. Paradise is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 case, or in a receivership, foreclosure, or similar proceeding in a federal or state court;

     15. Paradise, and persons related to Paradise, have not redeemed, purchased or otherwise acquired ("Purchased") other than in exchange for Genesis Common Stock or Paradise Capital Stock, an amount of Paradise Capital Stock, and Paradise has not made any extraordinary distributions with respect to its common stock, prior to and in connection with the Merger, that would, in the aggregate, reduce the value of all of the outstanding Paradise Capital Stock immediately prior to the Merger, after giving effect to such Purchases and extraordinary distributions (the "Pre-Merger Value"), to a value of less than fifty percent (50%) of the Pre-Merger Value (the "Continuing Proprietary Interest"). For purposes of this representation, Paradise Capital Stock treated as part of the Continuing Proprietary Interest will not include shares of Paradise Capital Stock that will be (i) exchanged in the Merger for consideration other than Genesis Common Stock, including Paradise Capital Stock surrendered for cash or other property by dissenters, or (ii) deemed exchanged for a fractional share of Genesis Common Stock which is redeemed by Genesis. In addition, for purposes of this representation, extraordinary distributions will not include periodic dividends that are consistent with Paradise's historic dividend practices, and repurchases in the ordinary course of business of unvested shares by Paradise, if any, acquired from Paradise terminating employees will be disregarded;

     16. The payment of cash in lieu of fractional shares of Genesis Common Stock is solely for the purpose of avoiding the expense and inconvenience to Genesis of issuing fractional shares of Genesis Common Stock and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to stockholders of Paradise instead of issuing fractional Genesis Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the stockholders of Paradise in exchange for their shares of Paradise. The fractional share interests of each stockholder of Paradise will be aggregated, and no stockholder of Paradise will receive cash in an amount equal to or greater than the value of one share of Genesis Common Stock;

     17. The fair market value of the shares of Genesis Common Stock received by each stockholder of Paradise will be approximately equal to the fair market value of the shares of stock of Paradise surrendered in exchange therefor and the aggregate consideration received by stockholders of Paradise in exchange for their shares of stock of Paradise will be approximately equal to the fair market value of all of the outstanding shares of stock of Paradise immediately prior to the Merger;

     18. Except as set forth in Section 8.3 of the Reorganization Agreement, each of Merger Sub, Genesis, Paradise and each stockholder of Paradise will each pay separately his, her or its own expenses relating to the Merger;

     19. There is no intercorporate indebtedness existing between Genesis and Paradise or between Merger Sub and Paradise that was issued, acquired, or will be settled at a discount as a result of the Merger; Genesis will assume no liabilities of Paradise or any stockholder of Paradise in connection with the Merger;

     20. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations;

     21. None of the compensation received by any stockholder-employees of Paradise will be separate consideration for, or allocable to, any of their shares of stock of Paradise; none of the shares of Genesis Common Stock received by any stockholder-employees of Paradise will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of Paradise will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

     22. With respect to each instance, if any, in which shares of stock of Paradise have been purchased by a stockholder of Genesis (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the best knowledge of Paradise, (A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Genesis, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (C) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and
(ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

     23. Fifty percent (50%) or less of both the total voting power and the total value of the stock of Genesis will be received in the Merger, in the aggregate, by Paradise stockholders who are U.S. persons;

     24. Fifty percent (50%) or less of each of the total voting power and the total value of the stock of Genesis will be owned, in the aggregate, immediately after the Merger by U.S. persons that are either officers or directors of Paradise or that are shareholders of Paradise who own at least five percent (5%) of either the total voting power or the total value of the stock of Paradise immediately prior to the Merger. For purposes of this representation, any stock of Parent owned by U.S. persons immediately after the transfer will be taken into account, whether or not it was received in the Merger for stock of Paradise;

     25. No Paradise stockholder will own, as a result of the Merger, an ownership interest in Genesis, as of immediately after the Merger, equal to or greater than five percent (5%) of either the total voting power or the total value of the stock of Genesis;

     26. Paradise has no intention to cause Genesis to substantially dispose of or discontinue a trade or business such that Genesis would not (i) be engaged in an active trade or business for the entire thirty-six (36) month period immediately before the Merger, (ii) now, or in the future, substantially dispose of or discontinue such trade or business, (iii) be valued at a fair market value that is not at least generally equal to the fair market value of Paradise;

     27. No stockholder of Paradise that is a "United States person" will own, directly or indirectly, five percent (5%) or more of either the total voting power or the total value of the outstanding capital stock of Genesis immediately after the Merger. For purposes of the preceding sentence, the term "United States person" includes any (A) citizen or resident of the U.S., (B) U.S. corporation or partnership, or (C) estate or trust other than a foreign estate or trust;

     28. The Escrow Fund is being established for good and valid business reasons; and

     29. Paradise is authorized to make all of the representations set forth herein.

     The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

     Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Paradise pursuant to Genesis' exercise of control over Paradise after the Merger.

     The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          PARADISE ELECTRONICS, INC.,
                                          a Delaware corporation

                                          By:       /s/ JEFF DIAMOND

                                            ------------------------------------
                                          Title: President & CEO